As filed with the Securities and Exchange Commission on January 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ARCELLX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-2855917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(240) 327-0603

(Address of principal executive offices, including zip code)

2022 Equity Incentive Plan

2022 Employee Stock Purchase Plan

(Full title of the plan)

Rami Elghandour

President, Chief Executive Officer and Chairman of the Board of Directors

Arcellx, Inc.

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(240) 327-0603

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen

Robert L. Wernli Jr.

Jennifer Fang

Wilson Sonsini Goodrich & Rosati, P.C.

1301 Avenue of the Americas

40th Floor

New York, New York 10019

(212) 999-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Arcellx, Inc. (the “Registrant”) for the purpose of registering (i) 2,205,299 additional shares of common stock of the Registrant that may be issued pursuant to the Registrant’s 2022 Equity Incentive Plan, commencing January 1, 2023, and (ii) 312,500 additional shares of common stock of the Registrant that may be issued pursuant to the Registrant’s 2022 Employee Stock Purchase Plan, commencing January 1, 2023.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-262571) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 7, 2022 are incorporated by reference into this Registration Statement, except as modified or superseded hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022 (the “Annual Report”).

(2)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed).

(3)

The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 001-41259) filed with the Commission on February 1, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

4.1	2022 Equity Incentive Plan and forms of agreements thereunder.		S-1/A	333-262191	10.3	January 31, 2022

4.2	Amended and Restated 2022 Employee Stock Purchase Plan		10-Q	001-41259	10.1	November 14, 2022

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).	X

24.1	Power of Attorney	X

107.1	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Maryland, on January 3, 2023.

Arcellx, Inc.

By:	/s/ Rami Elghandour
Rami Elghandour
President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Elghandour Rami Elghandour	President, Chief Executive Officer and Chairman of the Board of Directors(Principal Executive Officer)	January 3, 2023

/s/ Michelle Gilson Michelle Gilson	Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2023

* Ali Behbahani	Director	January 3, 2023

* Jill Carroll	Director	January 3, 2023

* David Lubner	Director	January 3, 2023

* Kavita Patel	Director	January 3, 2023

* Olivia Ware	Director	January 3, 2023

* Derek Yoon	Director	January 3, 2023

*By: /s/ Maryam Abdul-Kareem
Maryam Abdul-Kareem
Attorney-in-Fact